UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 25, 2023

Date of Report (Date of earliest event reported)

                  Lincoln National Corporation

(Exact name of registrant as specified in its charter)

Indiana	1-6028	35-1140070
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

150 N. Radnor Chester Road, Radnor, PA 19087

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code: (484) 583-1400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

__________________________________

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	LNC	New York Stock Exchange
Depositary Shares, each representing a 1/1000th interest in a share of 9.000% Non-Cumulative Preferred Stock, Series D	LNC PRD	New York Stock Exchange

__________________________________

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 25, 2023, at the Lincoln National Corporation (“Company”) 2023 Annual Meeting of Shareholders (the “2023 Annual Meeting”), the Company’s shareholders approved Amendment No. 2 (the “Amendment”) to the Lincoln National Corporation 2020 Incentive Compensation Plan, as amended by Amendment No. 1 thereto (as amended, the “2020 Plan”).  The Amendment increased the total number of shares of the Company’s common stock authorized for issuance under the 2020 Plan by 4,500,000 shares, to 11,550,000 shares. A copy of the Amendment is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

The material terms and conditions of the 2020 Plan are described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 13, 2023, at pages 101-106.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 25, 2023, the Company’s Board of Directors (the “Board”) approved an amendment to the Amended and Restated Bylaws of the Company (the “Bylaws”), effective May 25, 2023, to modify the language in Article II, Section 1 of the Bylaws to decrease the number of authorized Board members from thirteen to eleven.

The foregoing summary of the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The Company’s 2023 Annual Meeting was held on May 25, 2023.  Shareholders voted as follows on the matters presented for a vote.

Item 1.   Election of Directors

The eleven nominees for election to the Board were elected, each for a term expiring at the Company’s 2024 Annual Meeting of Shareholders, based upon the following votes:

Director Nominee	For	Against	Abstentions	Broker Non-Votes
Deirdre P. Connelly	109,192,183	8,807,341	548,287	23,929,526
Ellen G. Cooper	106,456,237	8,032,918	4,058,655	23,929,526
William H. Cunningham	109,166,112	8,672,063	709,636	23,929,526
Reginald E. Davis	115,084,389	2,982,214	481,207	23,929,526
Eric G. Johnson	109,358,505	8,716,982	472,324	23,929,526
Gary C. Kelly	111,321,832	6,720,426	505,554	23,929,526
M. Leanne Lachman	109,986,289	7,951,542	609,980	23,929,526
Dale LeFebvre	115,094,886	2,943,486	509,439	23,929,526
Janet Liang	113,792,466	4,275,012	480,333	23,929,526
Michael F. Mee	109,808,725	8,020,705	718,381	23,929,526
Lynn M. Utter	115,787,547	2,250,315	509,949	23,929,526

Item 2.   Ratification of Auditors

The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent auditor for 2023 was approved based on the following votes:

For	Against	Abstentions
133,633,920	8,143,987	699,430

There were no broker non-votes for this item.

Item 3.   Advisory Resolution on Executive Compensation

The proposal to approve an advisory resolution regarding the compensation paid to the Company’s named executive officers, as disclosed in the Company’s 2023 Proxy Statement, was approved based on the following votes:

For	Against	Abstentions	Broker Non-Votes
92,923,253	24,621,844	1,002,714	23,929,526

Item 4.   Advisory Proposal Regarding Frequency of Future Advisory Resolutions on Executive Compensation

A one-year frequency was approved, on an advisory basis, with respect the proposal regarding the frequency (every one, two or three years) of future advisory resolutions on the compensation of the Company’s named executive officers, based on the following votes:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
114,524,883	314,809	2,538,389	581,573	24,512,977

Item 5.  Approval of Amendment to Lincoln National Corporation 2020 Incentive Compensation Plan

The proposal to approve the Amendment to the 2020 Plan was approved based on the following votes:

For	Against	Abstentions	Broker Non-Votes
82,569,774	35,131,526	846,511	23,929,526

Item 6.   Non-Binding Shareholder Proposal Regarding Independent Board Chair

The non-binding shareholder proposal to amend the Company’s corporate governance documents to require an independent board chair was not approved based on the following votes:

For	Against	Abstentions	Broker Non-Votes
54,622,341	63,173,840	751,630	23,929,526

Item 7.   Non-Binding Shareholder Proposal Regarding Ratification of Executive Termination Pay

The non-binding shareholder proposal requesting that the Board seek shareholder approval or ratification of new or renewed executive pay packages that provide for severance or termination payments with an estimated value exceeding 2.99 times the sum of the executive’s base salary plus short-term bonus was not approved based on the following votes:

For	Against	Abstentions	Broker Non-Votes
18,543,483	99,330,674	668,949	23,929,526

Item 9.01.  Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Bylaws of the Company, effective May 25, 2023.
10.1*	Amendment No. 2 to the Lincoln National Corporation 2020 Incentive Compensation Plan (effective May 25, 2023).
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

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* This exhibit is a management contract or a compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN NATIONAL CORPORATION

By	/s/ Nancy A. Smith
Name:	Nancy A. Smith
Title:	Senior Vice President and Secretary

Date:  May 26, 2023